Exhibit 99.1

TEXAS PACIFIC LAND TRUST

 1700 Pacific Avenue
Suite 1670
Dallas, Texas 75201
__________

TRUSTEES: Maurice Meyer III Joe R. Clark John R. Norris III	Telephone (214) 969-5530	ROY THOMAS General Agent DAVID M. PETERSON Assistant General Agent

TEXAS PACIFIC LAND TRUST

REPORT OF OPERATIONS - UNAUDITED

	Three Months Ended
	December 31, 2004	December 31, 2003
Rentals, royalties and other income	$2,566,896	$2,564,615
Land sales	105,600	334,465

Total income	$2,672,496	$2,899,080

Provision for income tax	$488,307	$649,201

Net income	$1,331,302	$1,527,600

Net income per sub-share	$.61	$.68
Average sub-shares outstanding during period	2,197,175	2,256,427

	Year Ended
	December 31, 2004	December 31, 2003
Rentals, royalties and other income	$8,863,384	$8,324,138
Land sales	20,277,226	1,629,191

Total income	$29,140,610	$9,953,329

Provision for income tax	$8,359,477	$2,265,092

Net income	$17,412,958	$5,330,151

Net income per sub-share	$7.89	$2.34
Average sub-shares outstanding during period	2,208,190	2,274,212